   As filed with the Securities and Exchange Commission on November ___, 2001

                                              Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              SOLECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)


        Delaware                                       94-2447045
      ------------                                   --------------
(State of incorporation)                 (I.R.S. Employer Identification Number)


                               777 Gibraltar Drive
                           Milpitas, California 95035
   (Address, including zip code, of Registrant's principal executive offices)



                   iPHOTONICS, Inc. 2000 Stock Incentive Plan iPHOTONICS, Inc. 2000 Non-Employee Director Stock Incentive Plan


                                   KIRAN PATEL
              Executive Vice President and Chief Financial Officer
                              SOLECTRON CORPORATION
                               777 Gibraltar Drive
                           Milpitas, California 95035
                                 (408) 957-8500


(Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   Copies to:
                             STEVEN E. BOCHNER, ESQ.
                              ROBERT T. ISHII, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300

                        CALCULATION OF REGISTRATION FEE
==========================================================================================
                                             Proposed     Proposed
Title of                                     Maximum      Maximum
Securities                  Maximum Amount   Offering     Aggregate          Amount of
to be                       to be            Price Per    Offering           Registration
Registered(1)               Registered(1)    Share        Price              Fee
==========================================================================================
Common Stock

Subject to outstanding
options under the 2000
Equity Incentive Plan...... 423,154 shares   $6.78(2)     $2,868,984.12      $717.25
------------------------------------------------------------------------------------------

Subject to outstanding
options under the 2000
Non-Employee Directors
Equity Incentive Plan......   4,992 shares   $7.02(3)     $   35,043.84      $  8.77
                            --------------                -------------      -------
    Total.................. 428,146                       $2,904,027.96      $726.02
==========================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated in accordance with Rule 457 (h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $6.78 per share for outstanding option to purchase a total of 423,154 shares of Common Stock under the 2000 Equity Incentive Plan.

(3) Estimated in accordance with Rule 457 (h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $7.02 per share for outstanding options to purchase a total of 4,992 shares of Common Stock under the 2000 Non-Employee Directors Equity Incentive Plan.

                              SOLECTRON CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statement on Form S-8 (File # 333-75813) audited financial statements for the Registrant's fiscal year ended August 31, 2000 contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2000 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on November 13, 2000, and the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 1, 2000, March 2, 2001, and June 1, 2001 filed pursuant to Section 13(a) of the Exchange Act.

ITEM 4      DESCRIPTION OF SECURITIES.

            Inapplicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Inapplicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Inapplicable.

ITEM 8.     EXHIBITS

Exhibit
Number    Document
-------   --------
4.1       iPHOTONICS, Inc. 2000 Stock Incentive Plan

4.2       iPHOTONICS, Inc. 2000 Non-Employee Director Stock Incentive Plan

5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
          Corporation.

23.1      Consent of Independent Auditors.

23.2      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page II-4).

ITEM 9    UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solectron Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 13 day of November, 2001.



                                          SOLECTRON CORPORATION


                                          By: /S/ KIRAN PATEL
                                             -----------------------------------
                                          Kiran Patel, Executive Vice President
                                          and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Koichi Nishimura and Kiran Patel, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8(including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

             Signature                          Title                       Date
             ---------                          -----                       ----

/S/ KOICHI NISHIMURA                  President, Chief                November 13, 2001
-----------------------------------   Executive Officer and
Koichi Nishimura, Ph.D.               Chairman of the Board


                                      Executive Vice President        November 13, 2001
/S/ KIRAN PATEL                       and Chief Financial Officer
-----------------------------------   (Principal Financial and
Kiran Patel                            Accounting Officer)


/S/ WINSTON H. CHEN                   Director                        November 13, 2001
-----------------------------------
Winston H. Chen, Ph.D.


/S/ RICHARD A. D'AMORE                Director                        November 13, 2001
-----------------------------------
Richard A. D'Amore


                                      Director                        November __, 2001
-----------------------------------
Charles A. Dickinson


/S/ HEINZ FRIDRICH                    Director                        November 13, 2001
-----------------------------------
Heinz Fridrich


/S/ OSAMU YAMADA                      Director                        November 13, 2001
-----------------------------------
Osamu Yamada


/S/ WILLIAM HASLER                    Director                        November 13, 2001
-----------------------------------
William Hasler


/S/ KENNETH E. HAUGHTON               Director                        November 13, 2001
-----------------------------------
Kenneth E. Haughton, Ph.D.


                                      Director                        November __, 2001
-----------------------------------
Paul R. Low, Ph.D.

                                INDEX TO EXHIBITS


Exhibit
Number              Exhibit
--------   ---------------------------------------------------------------------

4.1       iPHOTONICS, Inc. 2000 Stock Incentive Plan

4.2       iPHOTONICS, Inc. 2000 Non-Employee Director Stock Incentive Plan

5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
          Corporation

23.1      Consent of Independent Auditors


23.2      Consent of Counsel (included in Exhibit 5.1)


24.1      Power of Attorney (see page II-4)